SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 30, 2006

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 30, 2006, First Regional Bancorp announced that it raised $30,000,000 of new capital pursuant to “trust preferred” transactions involving a newly formed, wholly owned, statutory business trust, First Regional Statutory Trust VI. The transactions are substantially similar to the “trust preferred” transactions First Regional effected on December 18, 2001, September 26, 2002, March 17, 2004, December 15, 2004 and September 28, 2005. In that regard, on March 30, 2006, First Regional issued $30,000,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures to First Regional Statutory Trust VI, which simultaneously issued Cumulative Preferred Capital Securities in private placement transactions as part of a pooled securitization involving several other financial institutions.

Holders of the trust preferred securities will be entitled to receive cumulative cash distributions, accumulating from the original date of issuance, and payable quarterly in arrears at a floating annual interest rate starting at approximately 6.48% and thereafter equal to three-month LIBOR plus 1.50%. The indenture governing the Floating Rate Junior Subordinated Deferrable Interest Debentures, an Amended and Restated Declaration of Trust and a Guarantee Agreement that First Regional entered into in connection with the trust preferred securities are included as Exhibits 4.1, 4.3 and 10 hereto, respectively. A press release announcing the issuance is included as Exhibit 99 hereto.

First Regional has raised an aggregate of $90,000,000 pursuant to trust preferred transactions, which includes the $30,000,000 of trust preferred securities issued on March 30, 2006 and $60,000,000 raised pursuant to First Regional’s five previous trust preferred transactions. First Regional intends to invest the majority of the net proceeds in First Regional’s subsidiary, First Regional Bank, to support its continued growth. The remaining proceeds will be used for general corporate purposes in the effort to continue to promote the future growth of First Regional.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1                                 Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due June 15, 2036, dated as of March 30, 2006, between First Regional Bancorp, as issuer, and Wilmington Trust Company, as trustee

4.2                                 Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due September 2036 (incorporated by reference to Exhibit A to the indenture included as Exhibit 4.1, above)

4.3                                 Amended and Restated Declaration of Trust, dated as of March 30, 2006, by and among Wilmington Trust Company, as Delaware trustee and as institutional trustee, First Regional Bancorp, as sponsor, and Jack A. Sweeney, H. Anthony Gartshore and Thomas McCullough, as administrators

10                                    Guarantee Agreement, dated as of March 30, 2006, by and between First Regional Bancorp, as guarantor, and Wilmington Trust Company, as guarantee trustee

99                                    Press Release of First Regional Bancorp, dated March 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

FIRST REGIONAL BANCORP

	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary

Exhibit Index

4.1                                 Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due June 15, 2036, dated as of March 30, 2006, between First Regional Bancorp, as issuer, and Wilmington Trust Company, as trustee

4.2                                 Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due September 2036 (incorporated by reference to Exhibit A to the indenture included as Exhibit 4.1, above)

4.3                                 Amended and Restated Declaration of Trust, dated as of March 30, 2006, by and among Wilmington Trust Company, as Delaware trustee and as institutional trustee, First Regional Bancorp, as sponsor, and Jack A. Sweeney,                           H. Anthony Gartshore and Thomas McCullough, as administrators

10                                    Guarantee Agreement, dated as of March 30, 2006, by and between First Regional Bancorp, as guarantor, and Wilmington Trust Company, as guarantee trustee

99                                    Press Release of First Regional Bancorp, dated March 30, 2006